UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 22, 2014

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The Audit Committee of TSS, Inc. (the “Company”) has authorized the Company to engage Grant Thornton LLP (“Grant Thornton”) as its independent registered public accounting firm subject to and effective upon the satisfactory completion by Grant Thornton of their client acceptance process, including required confirmation of compliance with the independence rules of the Securities and Exchange Commission (“SEC”) and Public Company Accounting Oversight Board (United States) (“PCAOB”). Grant Thornton had previously served as the Company’s independent registered public accounting firm from April 20, 2007, until September 17, 2013. In its role as the Company’s independent registered public accounting firm, Grant Thornton issued an audit opinion on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2012, in accordance with the standards of the PCAOB. As the Company’s independent registered public accounting firm, Grant Thornton will be engaged to conduct an audit of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2013, in accordance with the standards of the PCAOB. Once Grant Thornton has been engaged, the Company will report the engagement on a Current Report on Form 8-K in accordance with the rules and regulations of the SEC.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
President and Chief Executive Officer

Date: January 23, 2014